Exhibit 4.7.7 - Appendix 3 Meeting Memo

Memorandum

Feb. 17th

Scoping and technical disclosure of purification system project

Yofoto and Macroprocess

1.	Macroprocess has received the drawings and technical parameter of processing equipments Yofoto provided in order to design the equipment pipes of cleanroom.

2.
Before Macroprocess enters into the construction site, Yofoto shall provide water and electricity for temporary purpose (separate power supply); and provide Macroprocess water producing room and gas source room as the closed construction buildings. Macroprocess shall provide the requirements in written form about water and electricity for temporary purpose; water preparation plant needs to be closed after water equipments enter into the plant.

3.	Yofoto shall reserve the condensation water outlet sleeve 40 cm over the ground.

4.
According to layout chart of STILMAS water preparation room Yofoto has provided, Macroprocess is responsible for designing the tubing of water preparation room utilities, and Suntec is responsible for getting ready.

Yofoto and Suntec:

1.
Yofoto will provide the temporary construction area, blast pipe making section (air-conditioner room in second floor) and interface of water and electricity for temporary purpose before June 1st according to requirements before construction in written form Suntec provided. The ground is according with the national standard.

2.	Suntec will provide the scheme for Yofoto in the mid-March.

3.	All equipments in place will be in the charge of Suntec.

4.	Yofoto will provide the drawings of refrigerator room and process pipe to Suntec.

5.	The added construction content will be budgeted by Suntec to Yofoto.

6.	After Yofoto confirms the contractor unit of fire protection, Yofoto and Suntec discuss the project boundary according to the relevant cleanroom fire protection content

Requirements of Yofoto to Macroprocess and Suntec:

1.
The requirement of overall construction period is that enters into the construction site in the end of May, and in the end of October finishes the installation and debugging and transfers to Yofoto to check.

2.	Time chart of construction period of Macroprocess and Suntec will be received before Feb.20th. (subject to the regulations of contract)

3.	Mutual cooperation, and protection for semi-finished products

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4.
Heat preservation problems: water room and clean area chooses pipe casing to preserve the heat; cold water pipe and air tube of common area and sandwich technique chooses rubber and plastic to preserve the heat, vapour and hot-water pipe choose centrifugal glass wool to preserve the heat, and chooses the model of packing exterior tin plate

Macroprocess and Suntec:

1.	All technical exchange documents of both parties and owner party need to be copied to each other.

2.	Construction time

Suntec enters into the construction site before June 2nd,delivers the working surface of two workshops of TPO and EPO to Macroprocess before Aug. 5th, delivers the working surface of pharmaceutics workshop to Macroprocess before Aug. 5th, and begins to cross constructions.

3.	Construction scope

a)	Pipelines in air-condition room is constructed by Suntec except the pure steam humidification pipelines are constructed by Macroprocess.

b)	All cleaning pipelines and pipelines of cooling water system supplying c-pack are constructed by Macroprocess

c)
The rest pipelines are divided by the cleanroom inside and outside, Macroprocess is responsible for the pipelines of the cleanroom inside and the pipelines that need to connected with the pipelines outdoor, and Macroprocess makes the top plate 50cm for pipelines; all the pipelines of outdoor and intercalation are in the charge of Suntec.

d)	The equipments of all cleanroom condensate drain, common drain and public service are in the charge of Macroprocess.

e)	Sentry sanitary pipelines are in the charge of Macroprocess, the rest pipelines are in the charge of Suntec, and both parties adopt the uniform insulation materials

f)	Pipeline tapping of cleanroom adopts the principle of automatic open and automatic close.

Problems to be solved:

The situation of the relevant process equipments of Yofoto entering into the construction site will actually affect the process of construction period, the time of equipments entering into the construction site is:

1)      Majority of large scale equipments of pharmaceutics workshop has been entered.

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2)	One imported autoclave cabinet has been entered, five autoclave cabinets made in China plan to enter into the construction site in the mid-August.

3)	Imported washing machine will be arrived in the mid-September.

4)    Distilled water machine will be arrived in the mid-August.

5)
The exact producing period and time of entering into the construction site of Morimatsu equipments are: two 1500 liters tank plan to be arrived in June 20th, four 600 liters tank plan to be arrived in June 30th, and CIP working station plans to be arrived in July 20th.

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February 18th

Construction content technical disclosure of gas and public service:

(一)	Oxygen

1. Change the state of oxygen cylinder from 2 uses and 2 standbys to 3 uses and 3 standbys

2.	Cancel the back-pressure valve at the end of point, and change to add the back-pressure valve to the main pipes.

3.	Buffer tank pressure is set 1 bar, if the pressure is lower than 1 bar, it automatically switches to the standby cylinder, and sends the signal to person on duty to change the cylinder.

4.	Set 0.45um microporous filter in the front of buffer tank back decompression pressure maintaining valve, and set ball valve front and back of filter.

5.	Choose high-performance pressure maintaining valve, and guarantee the back pressure of pressure maintaining valve is from 0.7 bar to 0.8 bar.

6.	管路及设备材质选用304不锈钢ISO标准。

Pipelines and equipments materials adopt 304 stainless steel ISO standard.

7.	Buffer tank is horizontal tank, according to the site situation choose tank height-diameter ratio, and may choose non-standard tank.

8.	Yofoto is considering to adopt the liquified oxygen scheme, after confirmation notify Macroprocess.

 (in Feb. 25th: processing scheme among gas cylinders. Require Macroprocess to show provide two schemes of gas cylinder manifold and liquified oxygen for reference)

9.	Root valve is directly connected with main pipeline, and adopt hose connection at the back of valve.

(二)	Compressed air

1.	Culture tank system uses air compressor one use one standby, and two air compressors share one aftertreatment system.

2.	Instrument air system uses air compressor one use one standby, and two air compressors share one aftertreatment system.

3.	Cancel the back-pressure valve at the end of point of culture tank system air supply, and change to add the back-pressure valve to the main pipes.

4.	Choose high-performance pressure maintaining valve in culture tank system air supply, and guarantee the back pressure of pressure maintaining valve is from 0.7 bar to 0.8 bar.

5.	Pipelines and equipments materials adopt 304 stainless steel ISO standard.

6.	Culture tank system air supply root valve is directly connected with main pipeline, and adopt hose connection at the back of valve.

（三）	CO2 system

1.	Cancel the back-pressure valve at the end of point, and change to add the back-pressure valve to the main pipes.

2.	Buffer tank pressure is set 1 bar, if the pressure is lower than 1 bar, it automatically switches to the standby cylinder, and sends the signal to person on duty to change the cylinder.

3.	Set 0.45um microporous filter in the front of buffer tank back decompression pressure maintaining valve, and set ball valve front and back of filter.

4.	Choose high-performance pressure maintaining valve, and guarantee the back pressure of pressure maintaining valve is from 0.7 bar to 0.8 bar.

5.	Pipelines and equipments materials adopt 304 stainless steel ISO standard.

6.	Buffer tank is horizontal tank, according to the site situation choose tank height-diameter ratio, and may choose non-standard tank.

7.           Root valve is directly connected with main pipeline, and adopt hose connection at the back of valve.

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(四)	N2 system

1.	Cancel the back-pressure valve at the end of point, and change to add the back-pressure valve to the main pipes.

2.	Buffer tank pressure is set 1 bar, if the pressure is lower than 1 bar, it automatically switches to the standby cylinder, and sends the signal to person on duty to change the cylinder.

3.	Set 0.45um microporous filter in the front of buffer tank back decompression pressure maintaining valve, and set ball valve front and back of filter.

4.	Choose high-performance pressure maintaining valve, and guarantee the back pressure of pressure maintaining valve is from 0.7 bar to 0.8 bar.

5.
Nitrogen pipelines and equipments used for embedment choose 316L material quality, the other pipelines and equipments materials choose 304 stainless steel, and set 0.45um microporous filter in the front of pressure maintaining valve.

6.	Buffer tank is horizontal tank, according to the site situation choose tank height-diameter ratio, and may choose non-standard tank.

7.           Root valve is directly connected with main pipeline, and adopt hose connection at the back of valve.

（五）	Cooling water system

1.	Buried tank and parts of buried main pipelines are provided by Yofoto, and Macroprocess provides temperature transmitter, electric capacity type liquidometer, and other pipelines.

2.	Equip with two high-performance self-priming pumps and one cooling heat exchanger, and control the water temperature not higher than 37°C

3.       Chilled water power pipeline is in the charge of Macroprocess.

4.           Maximum flow of c-pack cooling water is 2 ton per hour.

5.	Pipelines and equipments materials adopt 304 stainless steel.

（六）	Ro water

1.	Subject to the drawings of March 10th, there are totally 9 Ro water points and one 1000 liter buffer tank.

2.	Manually open the water supply pump, and stop the water supply pump by pressure control.

（七）       For buffer tank of oxygen, nitrogen, and carbon dioxide, Macroprocess shall provide the tank installation drawing before April 10th, and illustrate whether needs burying.

（八）       Macroprocess provides the admission passage and direction size of water rationing plant equipments, and the equipments of water rationing plant whether need foundation and the foundation size.

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February 18th

Scoping and technical disclosure of materials and CIP system project:

Yofoto and Morimatsu:

1.	Macroprocess contracts the project cleaning pipelines, among which Morimatsu subcontracts CIP work station and 6 tank equipments; equipments include

1)	two 1500 liters tanks and 4 600 liters tanks.

2)	three CIP work stations:

a)	EPO workshop: aiming at EPO and TPO fixed tanks

b)	EPO workshop: EPO mobile tanks

c)	TPO workshop: TPO mobile tanks

•	Cancel the CIP of bovine serum culture tanks of two workshops (equipment No. 1109 and No.2109)

•	Require the interlocking alarm and local control including CIP station control system.

Morimatsu and Macroprocess:

1.	Construction scoping

Morimatsu is responsible for CIP station as a module (reference dimension of equipment:2500×1500×1200) and six tanks, Macroprocess is responsible for CIP inlet and outlet from module to tank and materials, and the specific location is decided according to the site situation.

2.	Time of entering

In view of the size of tank and construction of purification, require that the time of entering of two 1500 liters tanks is June 20th, the time of entering of four 600l tanks is at the end of June, and the time of entering of CIP work station is July 20th

3.	Control system of CIP station is in the charge of Morimatsu, but Morimatsu shall reserve the control port of Ethernet, in order to integrate the whole autonomous system.

4.	All technical exchange documents of Macroprocess and Morimatsu with Yofoto need to be copied to each other.

5.	Require Morimatsu show the process parameters of tank and CIP work station.

6.	Validation documentations exchange

a) Aiming at CIP work station, Morimatsu is responsible for FAT, SAT, IQ, OQ, and documents.

b) The validation documentations of final project is in the charge of Macroprocess, and Macroprocess finally confirms the validation documentations Morimatsu provided.

c)validation documentations Morimatsu provided include: content, transaction file, technical documents (model selection documents, validation documentations, process documents), debugging documents, and certificates. Require Chinese and English contrast, once disagreement appeared, subject to Chinese.

Aiming at tank, require that there are Electropolishing procedures and site hardness and roughness detection before leaving the factory in validation documentations. Require that measuring elements equipped with tank have inspection certificates and site test scheme or report before leaving the factory.

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February 19th

CIP configuration and function requirements confirmed by Yofoto to Morimatsu:

1.	Heat exchanger (straight tubular)

2.	Water for injection tank (including respirator ), and respirator equips with temperature sensor (tt). Feed inlet equips with sample connection, and equips with tread.

3.	Purified water, acid liquor, and alkali liquor sharing tank

4.	Each tank of strong acid and strong base

5.	CIP water delivery pump/ back water pump

6.	Two measuring pumps

7.	Liquid position: checking, displaying and recording of conductivity, pressure, flow and temperature

8.	One waste water outlet

The order of cleaning is:

Purified water Alkali liquor Trocknen Acid neutralization Purified water WFI Trocknen

The liquid needed washing:

Tris HCL、6Murea、CBS；mobile tank: Tris HCL、6Murea、20% alcohol

Fixed tank: UF desalination liquid

Tank configuration and function requirements confirmed by Yofoto to Morimatsu:

1.	1500 liters tank equips with mobile athlon ladder stand for batch feeding, 600 liters tank equips with tread (both designed by Morimatsu)

2.	Configuration tank equips with weight module and temperature sensor

3.	CIP spray of tank adopts fixed spray ball with pressure gauge with TRIP connection

4.	1500 liters configuration tank equips with jacket cooling, 600 liters tank equips with no jackets, and both are with heat preservation

5.	Configuration tank requires converter motor magnetic mixing.

6.	All tanks are with tank foot valves

7.	Drain mode of tank is the compressed air (draining out in one hour), set safety valve and filter in the inlet pipelines, and TRIP connector.

8.
Sample connection and tank deck in conformity with CIP requirements in tank at least need three in-clamps (feed inlet, breath gate, and feeder nose ), and design and manufacture according to the standards of ASME-BPE

Division of construction scope of Macroprocess and Morimatsu:

CIP work station:

Except for contents confirmed in 18th, aiming at WFI part, Macroprocess is responsible for using point U-type bend and pneumatic diaphragm valve (the specific information will be marked in the design scheme)

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Tank:

Tank access jacket cooling system connection is in the charge of Macroprocess

Process requirements:

a)	Cooling time is half an hour

b)	Guarantee that reduce the temperature of liquid of tank from 30°C to 10°C～15°C

c)	Cooling medium temperature: 7°C in and 12°C out.

(the specific information will be marked in the design scheme)

About validation documentation:

1.	SAT is responsible for Morimatsu, among which site inspection of instrument is in the charge of Macroprocess.

2.	Validation documentations are compiled by Morimatsu, Morimatsu provides the specific scheme, after confirmed by Macroprocess and Yofoto, Morimatsu puts into effect.

About scheme delivery time:

The drawings, quotation, and process parameters of equipments of Morimatsu shall be delivered to Macroprocess.

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February 20th

Water system construction content disclosure

Purified water

1.	The industrial steam Yofoto provided is 0.6 Mpa now.

2.	Subject to the drawing of March 10th, there are totally 14 points of use.

Water for injection

1.	Change the temperature of three washing workshops from 60°C circulation to 85°C circulation, and cancel four points of use and three heat exchangers.

2.	Through calculating after modification, confirm that backwater of water for injection satisfies the requirements of GMP.

3.	Point of use cancels the west CIP point of TPO workshop （5-D-1-09）.

Material pipeline:

1.	Construction scope:

a)	For 1500L configuration tank, Macroprocess responsible for the pipelines in front of the filter, and reserving the interface valves

b)	The pipelines from the back end of buffer solution configuration room filter to tank of ultrafiltration room of EPO and TPO workshops.

c)	The pipelines from tank of ultrafiltration room to filter of EPO and TPO workshops, and reserving the interface valves.

2.	Sterilization problem: the pipelines from fixed tank to filter needs not sterilization; filter and mobile sterilization tank need direct sterilization in the sterilization cabinet.

3.	There are three routes of tank deck design of configuration tank: compressed air, CIP, and WFI; there are two routes of tank deck design of tank: CIP and feed inlet.

Pure steam

1.	Point of use cancels the west CIP point of TPO workshop （5-D-1-09）

2.	The least significant end sets up steam trap in order to ensure the pipeline not waterlogging.

3.	Sample point of pure steam for process use shall set up in the pure steam generator outlet and each point of use (confirmed in Feb. 25th )

4.
Pure steam humidification pipelines of HVAC adopt ISO 316L standard. Polishing degree is 20-25Ra. sample point set up in the outlet of pure steam generator (confirmed in Feb. 25th ); the location of generator is the water producing room in the first floor, and there are 20 points of use (drawing confirmed in March 11th)

Brand recognition:

1.	Pipelines and fittings

a)	BPE:Neumo

b)	ISO:KingLai

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2.	Heat exchanger: use vasa recta heat exchanger; it is confirmed by the price ratio of ABC and Neumo.

3.	Alfalaval

Third, sanitary pump: Alfalaval

4.	Non- sanitary pump: GRUNDFOS

5.	Mettler-Toledo

Conductivity meter: Mettler-Toledo

6.	Water tank:Ritai

7.	Temperature sensor: Soto

8.	Bright

Pressure sensor: Bright

9.	Gas buffer tank: beautiful, brand not required.

Division of Stilmas and Macroprocess:

1.	Macroproces provides the liquid-level device of water tank, and reserves the signal connection point to Stilmas.

2.	Purified water and water for injection use the T pattern valve structure.

3.	Stilmas shall provide cooling capacity of cooling water of 90°C water outlet for Macroprocess.

4.	Stilmas shall provide ethernet network access signal to upper monitor, in order to ensure to display and record.

5.	Purified water tank is tank of heat preservation.

Feb. 25th

The added confirmation contents:

1.	Control of the relevant material system (control hardware included, Party A provides the process requirements which are confirmed before debugging)

2.	Ultrafiltration buffer solution tank is designed according to CIP (not SIP)

3.
The manufacturer provides site touch screen for PW, WFI, and PS units, PW, WFI, and PS distribution system adopts site touch screen operation provided by Macroprocess, and upper monitor is used for the display and record of the whole system operation state. In the control room of water producing workshop set up the emergency stop push button of the above systems.

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